Exhibit 10.10(a)
June 9, 2009
AAA Capital Management Inc.
1300 Post Oak Blvd. #350
Houston, Texas 77056

Attention: Mr. Anthony Annunziato
     Re: Management Agreement Renewals
Dear Mr. Annunziato:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2010 and all other provisions of the Management Agreements will remain unchanged.
•	Smith Barney AAA Energy Fund L.P.

•	Citigroup AAA Energy Fund L.P. II

•	Citigroup AAA Master Fund LLC

•	Citigroup Orion Futures Fund L.P.

•	Citigroup Diversified Futures Fund L.P.

•	CMF Institutional Futures Portfolio L.P.

•	Legion Strategies LLC

•	Citigroup Energy Advisors Portfolio L.P.

•	Citigroup Global Futures Fund LTD

•	Citigroup Orion Futures Fund (Cayman) LTD.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro

Jennifer Magro
Chief Financial Officer & Director

AAA CAPITAL MANAGEMENT INC.

By:	/s/ A. Anthony Annunziato

Print Name: A. Anthony Annunziato
JM/sr